Exhibit 10.2

Exhibit A to Loan Agreement

Senior Secured Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: July 31, 2025	Funding Amount	$480,000
Final Maturity Date: May 5, 2026	Original Principal Amount:	$650,000

PUREBASE CORPORATION AND DOCKTER FARMS LLC

JUNIOR SECURED NOTE

THIS JUNIOR SECURED NOTE is a duly authorized and validly issued promissory note of Purebase Corporation, a Nevada corporation (“Purebase”) and Dockter Farms LLC, a California limited liability company (“Dockter” and together with Purebase, the “Borrowers”), designated as its senior secured note (the “Note”).

FOR VALUE RECEIVED, the Borrowers jointly and severally promises to pay to the order of J.J. Astor & Co., (the “Lender”) or any other subsequent holder of this Note (together with the Lender, the “Holder”), the Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in forty (40) weekly installments of which (a) the first eight (8) weekly installments shall be in the amount of $8,125 each and (b) the remaining thirty-two (32) weekly installments shall be in the amount of $18,281.25 each (collectively, the “Weekly Installment Payments”) commencing on August 5, 2025 (being seven calendar days after the Funding Date) and thereafter on each succeeding Tuesday of the next succeeding thirty-nine (39) weeks until the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions:

Section 1. Definitions. This is the Initial Note, as defined in the Loan Agreement. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) either of the Borrowers commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to either of the Borrowers, (b) there is commenced against the Borrowers any such case or proceeding that is not dismissed within 60 days after commencement, (c) either of the Borrowers is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) either of the Borrowers suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) either of the Borrowers thereof makes a general assignment for the benefit of creditors, (f) either of the Borrowers calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) either of the Borrowers admits in any legal proceeding that it is generally unable to pay its debts as they become due, (h) either of the Borrowers, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning as that term is defined in the Loan Agreement.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock or membership interest of either of the Borrowers, by contract or otherwise) of in excess of 50% of the voting securities of the Borrowers , (b) either of the Borrowers merges into or consolidates with any other Person, or any Person merges into or consolidates with either of the Borrowers and, after giving effect to such transaction, the stockholders or member of the Borrowers immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrowers or the successor entity of such transaction, (c) either of the Borrowers sells or transfers all or substantially all of its assets to another Person and the stockholders or member of the Borrowers immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by either of the Borrowers of an agreement to which the Borrowers is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Confession of Judgment Affidavit” shall have the meaning as that term is defined in the Loan Agreement.

“Contingent Obligation” means, with respect to either of the Borrowers any obligation of such Borrowers guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Borrowers of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Borrowers, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Borrowers is required to perform thereunder), as determined by such Borrowers in good faith.

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“Default Amount” means, with respect to this Note, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note, by (y) 120% (the “Default Principal Amount”), plus (2) default interest accruing on such Default Principal Amount at the default rate of interest of 19% per annum, compounded daily, and (3) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Equity Interests” and “Equity Interests Equivalents” shall have the meanings as those terms are defined in the Loan Agreement.

“Equity Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the required lenders; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under hedging agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (h) all Contingent Obligations; and (i) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, and (iii) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Borrowers. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Loan Agreement” means the Loan Agreement, dated as of July 29, 2025 by and among the Borrowers and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) May 5, 2026, being forty (40) weeks after the Funding Date.

“Minimum Installment Payment” has the meaning set forth in Section 2(a).

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“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $650,000 as set forth on the first page of this Note

“Outstanding Principal Amount” means at any point in time the Original Principal Amount less all Minimum Installment Payments made or any prepayment(s) of this Note.

“Payment Amount” means, at any point in time with respect to the Note at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments and any prepayments previously made, including any Prepayment Discount if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

“Principal Amount” means, with respect to the Note at any time, the then Outstanding Principal Amount of such Note; provided that from and after the occurrence of an Event of Default the Principal Amount shall be the Default Amount.

“Scheduled Payment Date” means, on Tuesday of each week from and after the Original Issue Date, commencing with August 5, 2025 and continuing on each of the following Tuesday of each week for the next succeeding thirty-nine (39) consecutive weeks.

“Utah Courts” shall have the meaning set forth in Section 6(d).

Section 2. Payment, Prepayment; Interest.

(a) On each Scheduled Payment Date, the Borrowers shall make Weekly Installment Payments of the Outstanding Principal Amount under this Note in an amount of not less than (a) $8,125 each in the first eight (8) weeks and (b) $18,281.25 each in the remaining thirty-two (32) weeks (each a “Minimum Installment Payment”) until the entire Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall have been paid in full. On the Maturity Date, the entire then Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become immediately due and payable.

(b) This Note shall be immediately payable in full upon a Change of Control Transaction.

(c) The Outstanding Principal Amount of this Note, plus accrued interest hereon shall be subject to mandatory prepayment to the extent of any Equity Receipts received by either of the Borrowers from consummation of the sale additional Indebtedness for borrowed money or from the sale of Equity Interests or Equity Interests Equivalents, whether pursuant to Sale of Control or in connection with any public of private financing (each a “Mandatory Prepayment”). Any such Mandatory Prepayment shall be applied to the Weekly Installments of Minimum Installment Payments in the order of last maturing Indebtedness.

(d) From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at a default rate of interest equal to nineteen percent (19%) per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, compounded daily, and shall accrue daily until payment in full of the Default Amount.

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Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note may be exchanged by the Holder for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Borrowers of this Note, the Borrowers and any agent of the Borrowers may treat the Person in whose name this Note is duly registered on the official Note register of the Borrowers as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Borrowers nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Borrowers shall not directly or indirectly:

(a) violate any of the affirmative or negative covenants set forth in the Loan Agreement or other Transaction Documents, including, without limitation, the Second Deed of Trust and the Security Agreement;

(b) cause any of the Borrowers to amend articles of incorporation or by-laws or the certificate of formation or LLC Agreement, in any manner that materially and adversely affects any rights of the Lender or other holders of Note;

(c) amend, restate or otherwise modify any of the existing terms of any outstanding Indebtedness, whether or not set forth in the Borrowers Disclosure Schedule, except to the extent that they are expressly permitted under the Loan Agreement;

(d) issue, repay, repurchase or offer to repay, repurchase or otherwise acquire Equity Interests or Equity Interests Equivalents, except to the extent that they are Exempt Issuances and as expressly permitted under the Loan Agreement;

(e) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than as expressly permitted under the Loan Agreement, provided that, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) grant or suffer to exist any Liens on its property or assets, other than Permitted Liens;

(g) pay cash dividends or distributions on any Equity Interests or Equity Equivalents;

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(h) enter into any transaction with any Affiliate of the Borrowers, unless such transaction is approved in advance by the Lender and made on an arm’s-length basis and expressly approved by a majority of the disinterested Members of the Borrowers (even if less than a quorum otherwise required for board approval); or

(i) enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of any Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by Mandatory Prepayment, acceleration or otherwise) which default, solely in the case of required payment of the Minimum Weekly Installment on any Scheduled Payment Date, is not fully cured within two (2) Business Days (the “Grace Period”); provided, that there shall only be two (2) Grace Periods permitted under this Note;

(ii) either of the Borrowers shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement, the Security Agreement, the Second Deed of Trust or this Note, which failure is not cured, if possible to cure, within the earlier to occur of (A) two (2) Business Days after notice of such failure sent by the Lender or by any other holder of Note to the Borrowers and (B) two (2) Business Days after the Borrowers has become aware of such failure;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the Loan Agreement, this Note or any of the other Transaction Documents or under other Permitted Indebtedness;

(iv) any other holder of Indebtedness of the Borrowers shall declare a default and accelerate payment of any such Indebtedness;

(v) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Lender or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vi) either of the Borrowers shall be subject to a Bankruptcy Event;

(vii) either of the Borrowers shall default (following the expiration of all cure or waiting periods and the provision of all notices required under the applicable agreement(s)) on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

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(viii) a final non-appealable judgment by any competent court for the payment of money in an amount of at least $50,000 is rendered against either of the Borrowers, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

(b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right, to exercise its rights and remedies in connection with this Note and under the other Transaction Documents, including enforcing its rights under the Security Agreement and Second Deed of Trust and is expressly authorized to enter the Confession of Judgment Affidavit with the Nevada Court, the California Court and/or the Utah Court. Upon the payment in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Borrowers. In connection with such acceleration or exercise described herein, the Holder need not provide, and each of the Borrowers hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law, including entering the Confession of Judgment Affidavit with the Nevada Court, in the federal court located in Amador County California Court and/or the Utah Court and foreclosing on the Property under the Second Deed of Trust. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Borrowers, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Borrowers may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Borrowers hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Borrowers, or if no such facsimile number or email attachment or address appears on the books of the Borrowers, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrowers and is secured by and under the Subsidiary Agreement. This Note is a direct debt obligation of the Borrowers and ranks senior to all other to all other evidence of Indebtedness of the Borrowers or any of its Subsidiaries.

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(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrowers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and customary indemnity reasonably satisfactory to the Borrowers.

(d) Arbitration of Disputes. In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Borrowers or any Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Borrowers hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State. The Parties further agree that the costs of the arbitration shall be divided equally between the Borrowers and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person’s claims and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal court sitting in the County of Salt Lake, Utah (the “Utah Court”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Court, or such Utah Court is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right of the Lender to foreclose on the Second Deed of Trust in the California Court or to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

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(f) Waiver. Any waiver by the Borrowers or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Borrowers or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Borrowers or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrowers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrowers (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Borrowers to comply with the terms of this Note. The Borrowers covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Borrowers (or the performance thereof). The Borrowers acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Borrowers therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Borrowers shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Borrowers’ compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

Balance of this page left blank – signature page follows

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IN WITNESS WHEREOF, each of Borrowers has caused this Junior Secured Note to be duly executed by a duly authorized officer or the member as of the date and year first above indicated.

Borrowers:

Purebase Corporation

By:
Name:	Scott Dockter,
Title:	Chief Executive Officer

Dockter Farms LLC

By:
Name:	Scott Dockter,
Title:	Member and Manager

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